Exhibit 10.5

July 12, 2021

Altus Power, Inc.

CBRE Acquisition Holdings, Inc.

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement, dated as of the date hereof, by and among CBRE Acquisition Holdings, Inc. (the “Company”), Altus Power, Inc. (“Altus”), CBAH Merger Sub I, Inc., CBAH Merger Sub II, LLC, Altus Power America Holdings, LLC and APAM Holdings LLC (as may be amended, modified or supplemented from time to time, the “Business Combination Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Business Combination Agreement.

Each of the undersigned in its, his or her capacity as a holder of shares of Class B Common Stock (each, in such capacity, a “Class B Holder”) hereby agrees with and for the benefit of the Company and Altus that:

(1) effective upon the Closing, each Class B Holder shall surrender to PubCo 30% of the shares of Class B Common Stock held by such Class B Holder, with Annex A hereto setting forth the number of shares of Class B Common Stock each such Class B Holder shall own immediately following such surrender; and

(2) from and after the date hereof, no Class B Holders shall Transfer (as defined in the Investor Rights Agreement) any shares of Class B Common Stock, except (a) to a Permitted Transferee (as defined in the Investor Rights Agreement), (b) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual or pursuant to a qualified domestic relations order or (c) as consented to by the PubCo Board following the Closing; provided that any such Transfer shall be subject to the transferee of such shares of Class B Common Stock agreeing in writing with the Company and Altus (or following the Closing, PubCo) to be bound by the same restrictions.

For the avoidance of doubt, the Transfer restrictions set forth in this letter shall not apply to any shares of Class A Common Stock into which any shares of Class B Common Stock are converted in accordance with the PubCo Charter. This letter shall terminate immediately upon the termination of the Business Combination Agreement in accordance with its terms.

This letter shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to principles or rules of conflict of laws to the extent such principles or result would require or permit the applicable of Laws of another jurisdiction. This letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

Very truly yours,

CBRE Acquisition Sponsor, LLC

By:	/s/ Emma E. Giamartino

Name:	Emma E. Giamartino
Title:	Executive Vice President, Corporate Development

Very truly yours,

ValueAct Capital Master Fund, L.P.

By:	/s/ Jason Breeding
Name:	Jason Breeding
Title:	General Counsel and Corporate Secretary

/s/ Sarah E. Coyne
Name: Sarah E. Coyne

Very truly yours,

/s/ William F. Concannon
Name: William F. Concannon

Very truly yours,

/s/ Cash J. Smith
Name: Cash J. Smith

Very truly yours,

/s/ David S. Binswanger
Name: David S. Binswanger

R&DBIG Trust

By:	/s/ David S. Binswanger
Name:	David S. Binswanger
Title:	Trustee

Very truly yours,

/s/ Jamie J. Hodari
Name: Jamie J. Hodari

Pine Ridge 287, LLC

By:	/s/ Jamie J. Hodari
Name:	Jamie J. Hodari
Title:	Member

Very truly yours,

/s/ Michael J. Ellis
Name: Michael J. Ellis

Acknowledged and agreed:

CBRE Acquisition Holdings, Inc.

By:	/s/ Cash J. Smith
Name:	Cash J. Smith
Title:	President, Chief Financial Officer and Secretary

Acknowledged and agreed:

Altus Power, Inc.

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	Co-Founder and Co-Chief Executive Officer

Annex A

Owner	Class B Shares (July 12, 2021)	Class B Shares to be surrendered at Closing	Class B Shares immediately after Closing
CBRE Acquisition Sponsor, LLC	1,811,250	543,375.000	1,267,875.000
William F. Concannon	20,125	6,037.500	14,087.500
Cash J. Smith	100,625	30,187.500	70,437.500
David S. Binswanger / R&DBIG Trust	20,125	6,037.500	14,087.500
ValueAct Capital Master Fund, L.P. / Sarah E. Coyne	20,125	6,037.500	14,087.500
Jamie J. Hodari / Pine Ridge 287, LLC	20,125	6,037.500	14,087.500
Michael J. Ellis	20,125	6,037.500	14,087.500